Exhibit 99.1

LaBarge, Inc. Reports Financial Results for Fiscal 2011 Third Quarter and Nine Months

ST. LOUIS--(BUSINESS WIRE)--May 5, 2011--LaBarge, Inc. (NYSE Amex: LB), a provider of electronics manufacturing services (EMS), today announced financial results for its fiscal 2011 third quarter and nine months ended April 3, 2011.

Fiscal 2011 third-quarter and nine-month net earnings include non-recurring after-tax adjustments of $1,045,000 and $1,082,000, respectively. The net after-tax adjustment of $0.07 per diluted share in both periods includes additional selling, general and administrative (SG&A) expense of $1,446,000 in the third quarter and $1,504,000 in the nine months related to transaction costs associated with the Company’s pending acquisition by Ducommun Incorporated (NYSE: DCO), which was announced on April 4, 2011, and $200,000 in other expense from a proposed settlement with the Securities and Exchange Commission (SEC).

Fiscal 2011 third-quarter net sales grew 11 percent to $83,214,000, compared with $74,735,000 in the fiscal 2010 third quarter. Fiscal 2011 third-quarter net earnings decreased 12 percent to $3,651,000, or $0.23 per diluted share, compared with $4,128,000, or $0.26 per diluted share, in the comparable period a year earlier. Excluding net adjustments mentioned in the previous paragraph, fiscal 2011 third-quarter net earnings increased 14 percent to $4,696,000 million, or $0.29 per diluted share.

Net sales in the fiscal 2011 first nine months grew 21 percent to $250,103,000, compared with $206,890,000 in the fiscal 2010 first nine months. Net earnings in the fiscal 2011 nine months increased 29 percent to $12,991,000, or $0.81 per diluted share, compared with $10,068,000, or $0.63 per diluted share, in the comparable period a year earlier. Excluding net adjustments mentioned earlier in this press release, net earnings for the fiscal 2011 first nine months increased 40 percent to $14,073,000, or $0.88 per diluted share. The first nine months of fiscal 2011 was one week longer than the comparable period a year earlier due to the fiscal 2011 first quarter consisting of 14 weeks instead of the typical 13 weeks.

Gross margin in the fiscal 2011 third quarter was 20.3 percent, compared with 20.6 percent in the fiscal 2010 third quarter. For the fiscal 2011 first nine months, gross margin was 20.2 percent, compared with 20.0 percent in the comparable period a year earlier.

SG&A expense was $10,616,000, or 12.8 percent of sales, in the fiscal 2011 third quarter, compared with $8,402,000, or 11.2 percent of sales, in the fiscal 2010 third quarter. For the first nine months of fiscal 2011, SG&A was $29,048,000, compared with $25,350,000 in the comparable period a year earlier.

Operating income in the fiscal 2011 third quarter was $6,308,000, or 8 percent of sales, down 10 percent from $6,999,000, or 9 percent of sales, in the fiscal 2010 third quarter. For the first nine months of fiscal 2011, operating income was $21,588,000, or 9 percent of sales, up 35 percent from $15,981,000, or 8 percent of sales, in the comparable period a year earlier.

Interest expense in the fiscal 2011 third quarter was $293,000, compared with $400,000 in the fiscal 2010 third quarter. For the first nine months of fiscal 2011, interest expense was $1,031,000, compared with $1,329,000 in the comparable period a year earlier. The lower interest expense in the current-year periods reflects lower average debt levels.

Income tax expense in the fiscal 2011 third quarter was $2,191,000, compared with $2,516,000 in the fiscal 2010 third quarter. For the first nine months of fiscal 2011, income tax expense was $7,406,000, compared with $4,590,000 in the comparable period a year earlier.

Net cash from operating activities in the fiscal 2011 third quarter was $8,049,000 versus negative $472,000 in the fiscal 2010 third quarter. In the fiscal 2011 first nine months, net cash from operating activities was $17,593,000, compared with $12,195,000 in the comparable period a year earlier.

Total debt at April 3, 2011, was $27,761,000, down 26 percent from $37,327,000 at June 27, 2010, and down 8 percent from $30,267,000 at January 2, 2011. Stockholders’ equity at April 3, 2011, was $129,335,000, up 12 percent from $115,640,000 at June 27, 2010.

Business Overview

Shipments to customers in the defense, industrial, natural resources and medical market sectors comprised approximately 97 percent of LaBarge’s fiscal 2011 third-quarter net sales.

Shipments to defense customers represented the largest portion of fiscal 2011 third-quarter net sales at 40 percent, compared with 39 percent in the fiscal 2010 third quarter. In actual dollars, fiscal 2011 third-quarter net sales from the defense market sector increased 14 percent from the comparable period a year earlier due to increased shipments on a variety of military programs.

Shipments to natural resources customers represented 23 percent of fiscal 2011 third-quarter net sales versus 19 percent in the fiscal 2010 third quarter. In actual dollars, fiscal 2011 third-quarter net sales from the natural resources market sector increased 32 percent from the comparable period a year earlier, largely due to much higher shipments of electronic assemblies and systems to oil-and-gas customers.

Shipments to industrial customers represented 22 percent of fiscal 2011 third-quarter net sales, versus 26 percent in the fiscal 2010 third quarter. In actual dollars, fiscal 2011 third-quarter net sales from the industrial market sector decreased 8 percent from the comparable period a year earlier, primarily due to lower shipments of glass container manufacturing equipment in the current-year period.

Shipments to medical customers represented 12 percent of fiscal 2011 third-quarter net sales, versus 11 percent in the fiscal 2010 third quarter. In actual dollars, fiscal 2011 third-quarter net sales from the medical sector grew 23 percent from the comparable period a year earlier. The growth in medical sales from the prior year was the result of increased shipments to several medical sector customers.

Commentary and Outlook

“Our bookings environment remained healthy during the fiscal 2011 third quarter, generating orders totaling $89,173,000, up 1 percent from the comparable period a year earlier. Orders on a variety of defense programs made the largest contribution, increasing 37 percent from the same period a year earlier. Bookings from a variety of medical customers grew 53 percent from last year’s third-quarter level. Orders from the natural resources market sector declined 32 percent from last year’s third quarter, primarily due to significantly lower orders from a wind-power generation customer. Industrial bookings declined 13 percent from the same period a year earlier, largely due to a temporary slowdown in capital spending from Owens-Illinois, our largest customer in this market sector,” said Craig LaBarge, chairman of the board, chief executive officer and president. “Backlog at April 3, 2011, increased to $241,587,000, up 22 percent from $198,727,000 at June 27, 2010, and up 3 percent from $235,628,000 at the end of the fiscal 2011 second quarter. Approximately 81 percent of backlog at April 3, 2011, was scheduled to ship in the following 12 months.

“We are pleased with our performance in fiscal 2011 and encouraged by our level of backlog. However, because of the Company’s pending acquisition by Ducommun Incorporated, we will not be providing specific projections for the fourth fiscal quarter,” said Mr. LaBarge. “The pending acquisition is progressing and we anticipate the transaction will close by the end of June 2011, subject to approval by LaBarge stockholders and customary closing conditions.”

The Company announced on April 29, 2011, that it would not be holding an investor conference call to discuss its fiscal 2011 third-quarter results due to the pending transaction with Ducommun.

About LaBarge, Inc.

LaBarge, Inc. is a broad-based provider of electronics to technology-driven companies in diverse industrial markets. The Company provides its customers with sophisticated electronic and electromechanical products through contract design and manufacturing services. Headquartered in St. Louis, LaBarge has operations in Arkansas, Missouri, Oklahoma, Pennsylvania, Texas and Wisconsin. The Company’s website address is http://www.labarge.com.

Additional Information and Where to Find It

LaBarge filed with the SEC a preliminary proxy statement on April 18, 2011, and intends to file a definitive proxy statement and other relevant materials in connection with the proposed transaction. The definitive proxy statement will be mailed or given to the stockholders of LaBarge. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE ACQUISITION, INVESTORS AND STOCKHOLDERS OF LABARGE ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by LaBarge with the SEC, may be obtained free of charge from the SEC’s website at http://www.sec.gov, the investor relations section of LaBarge’s website at http://www.labarge.com, or by written request to LaBarge, Inc., c/o Corporate Secretary, 9900 Clayton Road, St. Louis, MO 63124.

Participants in the Solicitation

LaBarge and Ducommun and their respective directors and executive officers may be deemed to be “participants” in the solicitation of proxies from LaBarge stockholders in connection with the proposed transaction. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Ducommun’s 2011 proxy statement on Schedule 14A filed with the SEC on March 29, 2011, and Ducommun’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 22, 2011.

Information about LaBarge’s directors and executive officers is set forth in LaBarge’s proxy statement on Schedule 14A filed with the SEC on October 18, 2010, and LaBarge’s Annual Report on Form 10-K for the year ended June 27, 2010, filed with the SEC on September 3, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that LaBarge intends to file with the SEC.

(Financial tables follow.)

LaBarge, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(amounts in thousands, except share and per-share amounts)

	Three Months Ended		Nine Months Ended
	April 3, 2011	March 28, 2010	April 3, 2011	March 28, 2010
Net sales	$83,214	$74,735	$250,103	$206,890

Cost of sales	66,290	59,334	199,467	165,559
Gross profit	16,924	15,401	50,636	41,331

Selling and administrative expense	10,616	8,402	29,048	25,350
Operating income	6,308	6,999	21,588	15,981

Interest expense	293	400	1,031	1,329
Other expense (income), net	173	(45)	160	(6)
Earnings before income taxes	5,842	6,644	20,397	14,658

Income tax expense	2,191	2,516	7,406	4,590
Net earnings	$3,651	$4,128	$12,991	$10,068

Basic net earnings per common share	$0.23	$0.26	$0.83	$0.64

Average basic common shares outstanding	15,706	15,710	15,695	15,737

Diluted net earnings per common share	$0.23	$0.26	$0.81	$0.63

Average diluted common shares outstanding	15,970	16,010	15,941	16,036

LaBarge, Inc.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per-share amounts)

	April 3, 2011	June 27, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,219	$2,301
Accounts and other receivables, net	42,746	46,807
Inventories	74,962	64,536
Prepaid expenses	1,577	1,062
Deferred tax assets, net	3,551	3,655
Total current assets	129,055	118,361
Property, plant and equipment, net of accumulated depreciation of $39,791 at April 3, 2011, and $35,704 at June 27, 2010	27,696	28,536
Intangible assets, net	7,744	9,076
Goodwill	43,424	43,424
Other assets	5,147	5,125
Total assets	$213,066	$204,522
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$10,461	$12,069
Trade accounts payable	24,928	26,538
Accrued employee compensation	15,777	14,625
Other accrued liabilities	4,343	3,712
Cash advances from customers	7,015	2,921
Total current liabilities	62,524	59,865
Long-term advances from customers for purchase of materials	208	46
Deferred tax liabilities, net	2,981	2,494
Deferred gain on sale of real estate and other liabilities	718	1,219
Long-term debt	17,300	25,258
Stockholders’ equity:
Common stock, $0.01 par value. Authorized 40,000,000 shares; 15,958,839 shares issued at both April 3, 2011, and June 27, 2010, including shares in treasury	160	160
Additional paid-in capital	14,045	14,582
Retained earnings	116,818	103,827
Accumulated other comprehensive loss	(138)	(222)
Less cost of common stock in treasury shares of 132,912 at April 3, 2011, and 234,651 at June 27, 2010	(1,550)	(2,707)
Total stockholders’ equity	129,335	115,640
Total liabilities and stockholders’ equity	$213,066	$204,522

LaBarge, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(amounts in thousands)

	Nine Months Ended
	April 3, 2011	March 28, 2010
Cash flows from operating activities:
Net earnings	$12,991	$10,068
Adjustments to reconcile net cash provided by operating activities:
Loss on disposal of property, plant and equipment	—	69
Depreciation and amortization	6,270	6,739
Amortization of deferred gain on sale of real estate	(360)	(361)
Share-based compensation	1,121	843
Deferred taxes	559	321
Changes in operating assets and liabilities:
Accounts and other receivables, net	4,061	(5,584)
Inventories	(10,426)	(6,246)
Prepaid expenses	(390)	(114)
Trade accounts payable	(2,037)	6,269
Accrued liabilities	1,548	3,830
Cash advances from customers	4,256	(3,639)
Net cash provided by operating activities	17,593	12,195
Cash flows from investing activities:
Additions to property, plant and equipment	(3,380)	(3,600)
Proceeds from disposal of property, equipment and other assets	46	14
Additions to other assets	(359)	(701)
Net cash used by investing activities	(3,693)	(4,287)
Cash flows from financing activities:
Borrowings on revolving credit facility	21,150	850
Payments of revolving credit facility	(21,150)	(850)
Repayments of long-term debt	(9,566)	(6,121)
Transaction costs related to bank financing	(125)	—
Excess tax benefits from stock option exercises	36	387
Remittance of minimum taxes withheld as part of a net share settlement of stock option exercises	(562)	(841)
Issuance of treasury stock	235	140
Purchase of treasury stock	—	(1,575)
Net cash used by financing activities	(9,982)	(8,010)
Net increase (decrease) in cash and cash equivalents	3,918	(102)
Cash and cash equivalents at beginning of period	2,301	4,297
Cash and cash equivalents at end of period	$6,219	$4,195

LaBarge, Inc.
SCHEDULE I
UNAUDITED RECONCILIATION OF GAAP RESULTS TO NON-GAAP MEASURES
THREE MONTHS ENDED APRIL 3, 2011
(amounts in thousands, except per-share amounts)

		Adjustments for Fees
	Non-GAAP	Associated with	Post-Charge
	Pre-Charge	Pending Acquisition	GAAP
	Operating Results	and SEC Matter	Results
Net sales	$83,214	$—	$83,214

Cost of sales	66,290	—	66,290
Gross profit	16,924	—	16,924

Selling and administrative expense	9,170	1,446 (1)	10,616
Operating income	7,754	(1,446)	6,308

Interest expense	293	—	293
Other (income) expense, net	(27)	200 (2)	173
Earnings before income taxes	7,488	(1,646)	5,842

Income tax expense	2,792	(601)	2,191
Net earnings	$4,696	$(1,045)	$3,651

Basic net earnings per common share	$0.30	$0.07	$0.23

Diluted net earnings per common share	$0.29	$0.07	$0.23

(1) Costs incurred associated with the pending acquisition of LaBarge, Inc. by Ducommun Incorporated.

(2) Costs incurred associated with proposed settlement of SEC matter.

LaBarge, Inc.
SCHEDULE II
UNAUDITED RECONCILIATION OF GAAP RESULTS TO NON-GAAP MEASURES
NINE MONTHS ENDED APRIL 3, 2011
(amounts in thousands, except per-share amounts)

		Adjustments for Fees
	Non-GAAP	Associated with	Post-Charge
	Pre-Charge	Pending Acquisition	GAAP
	Operating Results	and SEC Matter	Results
Net sales	$250,103	$—	$250,103

Cost of sales	199,467	—	199,467
Gross profit	50,636	—	50,636

Selling and administrative expense	27,544	1,504 (1)	29,048
Operating income	23,092	(1,504)	21,588

Interest expense	1,031	—	1,031
Other (income) expense, net	(40)	200 (2)	160
Earnings before income taxes	22,101	(1,704)	20,397

Income tax expense	8,028	(622)	7,406
Net earnings	$14,073	(1,082)	$12,991

Basic net earnings per common share	$0.90	$0.07	$0.83

Diluted net earnings per common share	$0.88	$0.07	$0.81

(1) Costs incurred associated with the pending acquisition of LaBarge, Inc. by Ducommun Incorporated.

(2) Costs incurred associated with proposed settlement of SEC matter.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect LaBarge, Inc.’s operating results. These risks and factors are set forth in documents LaBarge, Inc. files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time. These forward-looking statements speak only as of the date such statements were made, or as of the date of the report or document in which they are contained, and the Company undertakes no obligation to update such information.

CONTACT:
LaBarge, Inc.
Colleen Clements, 314-812-9409
colleen.clements@labarge.com